                                                                    EXHIBIT 21.1
                             LIST OF SUBSIDIARIES

Name of Subsidiary                                          Jurisdiction of
                                                            Incorporation

5900 Sepulveda Property Group, Inc.                         California
Ace Capital Holding, Inc.                                   Caymen Islands
Asset One                                                   Japan
Cathedral Hill Vistas                                       California
Colony KW Investment Y.K.                                   Japan
Colony-KW Partners, L.P.                                    Delaware
E Property, Inc.                                            California
Hilltop Colony, LLC                                         California
K.A. Capital K.K.                                           Japan
Kennedy-Wilson D.C. Properties, Ltd.                        Delaware
Kennedy-Wilson Florida Management Inc.                      Delaware
Kennedy-Wilson Hong Kong, Ltd.                              Hong Kong
Kennedy-Wilson International                                California
Kennedy-Wilson International of New York, Inc.              New York
Kennedy-Wilson Japan Co., Ltd.                              Japan
Kennedy-Wilson Japan K.K.                                   Japan
Kennedy-Wilson Minnesota Management Inc.                    Delaware
Kennedy-Wilson Nevada Management Inc.                       Delaware
Kennedy-Wilson Ohio Management, Inc.                        Delaware
Kennedy-Wilson Pennsylvania Management Inc.                 Delaware
Kennedy-Wilson Properties Ltd.                              Illinois
Kennedy-Wilson Properties Ltd.                              Delaware
Kennedy-Wilson Properties of Arizona Ltd.                   Arizona
Kennedy-Wilson Properties of Colorado Ltd.                  Colorado
Kennedy-Wilson Properties of Connecticut Ltd.               Connecticut
Kennedy-Wilson Properties of Delaware, Ltd.                 Delaware
Kennedy-Wilson Properties of Georgia Ltd.                   Georgia
Kennedy-Wilson Properties of Indiana Ltd.                   Indiana
Kennedy-Wilson Properties of Louisiana Ltd.                 Delaware
Kennedy-Wilson Properties of Maryland Ltd.                  Maryland
Kennedy-Wilson Properties of Michigan Ltd.                  Michigan
Kennedy-Wilson Properties of Missouri Ltd.                  Missouri
Kennedy-Wilson Properties of New Mexico, Ltd.               New Mexico
Kennedy-Wilson Properties of New York Ltd.                  New York
Kennedy-Wilson Properties of North Carolina Ltd.            North Carolina
Kennedy-Wilson Properties of Oklahoma Ltd.                  Oklahoma
Kennedy-Wilson Properties of Rhode Island Ltd.              Rhode Island
Kennedy-Wilson Properties of Tennessee Ltd., Corp.          Tennessee
Kennedy-Wilson Properties of Texas Ltd.                     Texas
Kennedy-Wilson Tech, Ltd.                                   California
Kennedy-Wilson Virginia Management Inc.                     Delaware
Kennedy-Wilson Wisconsin Management, Inc.                   Delaware
Kona Surf Group, Inc.                                       California
Kona Surf Investors, LLC                                    California
KW 1055 Wilshire Group, Inc.                                California
KWP Financial VII                                           California
K-W 6380 Wilshire Group, Inc.                               California
KW 7080 Hollywood Group                                     California
KW Courtyard Homes Group, Inc.                              California
KW Courtyard Homes, LLC                                     California
KW Del Mar Group, Inc.                                      California
K-W Hilltop, Inc.                                           California
KW Japan Investments, Inc.                                  Delaware
KW Kohanaiki Group, Inc.                                    California
KW Kohanaiki LLC                                            California
KW Paseo Group, Inc.                                        California
KW Paseo Heights, Inc.                                      California
KW Paseo Heights, LLC                                       California
San Pedro Investment, Inc.                                  Delaware
KW Portfolio I, Inc.                                        Delaware
K-W Properties                                              California
K-W Puako Group, Inc.                                       California
KW Puako LLC                                                California
KW Reno Equity, Inc.                                        California
K-W Santiago Inc.                                           California
KW SFR Properties Inc.                                      California
KW Valencia Group, Inc.                                     California
KW Westlake 15, Inc.                                        California
KW-A, LLC                                                   California
KWP Financial                                               California
KWP Financial I                                             California
KWP Financial IV                                            California
KWP Financial V                                             California
KWP Financial VI (formerly Falcon Crest)                    California
K-W Portfolio Group III, LLC                                Delaware
Monarch Investors, Inc.                                     California
Pacific Servicing of Japan, Ltd.                            Japan
Pacten Valencia Associates, LLC                             California
Plaza Centre Group, Inc.                                    California
SFR Properties, LLC                                         California
Ski Monarch, LLC                                            California
VDE Corona Group Inc.                                       California
Vista Del Valle, LLC                                        California
Westborough Court Group, Inc.                               California